Exhibit 15.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-239478) pertaining to the Share Option Scheme and the 2020 Restricted Shares Plan of Legend Biotech Corporation,
(2) Registration Statement (Form F-3 No.333-257609) of Legend Biotech Corporation,
(3) Registration Statement (Form F-3 No.333-257625) of Legend Biotech Corporation, and
(4) Registration Statement (Form F-3 No.333-272222) of Legend Biotech Corporation;

of our report dated March 31, 2022 (except for the effects on the consolidated financial statements of the correction of an error, as to which the date is February 17, 2023) with respect to the consolidated financial statements of Legend Biotech Corporation included in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Ernst & Young Hua Ming LLP
Shanghai, the People’s Republic of China
March 19, 2024